Exhibit 24.1




            REPORT AND CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Stockholders and Board of Directors
High Plains Corporation


We hereby consent to the incorporation by reference in this annual report on Form 10-K of High Plains Corporation for the year ended June 30, 1998 of our report dated August 28, 1998 which appears in the annual report to stockholders for the year ended June 30, 1998.



                                                   ALLEN, GIBBS & HOULIK, L.C.


Wichita, Kansas
October 9, 1998